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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   As independent public accountants, we hereby consent to the use in this Registration Statement on Form S-4 of MyPoints.com, Inc. our report dated January 26, 2000 relating to the financial statements of MyPoints.com, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
June 20, 2000